EXHIBIT 10.1

FBEC Worldwide Inc.

Letter of Intent

June 29, 2015

Tyler Strause, President

G. Randall & Sons, Inc.

2069 Coast Blvd

Del Mar CA 92014

Dear Tyler,

FBEC Worldwide Inc. desires to engage G. Randall & Sons Inc. for the purchase of Intellectual Property related to the formulation and preparation of a 2 oz hemp energy shot as described in attachment 1: 2 oz Extra Strength Hemp Energy Shot - Original Formula.

G. Randall & Sons, Inc. (herein “GR&S”) agrees to provide the formula and recipe for a proprietary hemp energy shot (the “IP”) to FBEC Worldwide (herein “FBEC”) under an Intellectual Purchase Agreement with considerations of $50,000 ( $15,000 cash payment and, $35,000 in Common stock under a Convertible Note Agreement), A Royalty Agreement of 2.5% of net sales, and a Consulting Agreement with considerations of $3,000 per month.

Product formulation and recipe will be delivered upon receipt of the above executed documents and the cash payment of $15,000. Any changes to the IP formula, described in Attachment 1 herein, which do not substantially impact the final formulation, will be provided at no cost.

GR&S agrees that any future beverage product formulations and recipes will be acquired under an Intellectual Property Purchase Agreement for $20,000 ( $10,000 in cash and $10,000 in Common stock under a Convertible Note Agreement), with a Royalty Agreement of 2.5% of net sales for each formulation and recipe.

Prepared By:

Linda Strause, Ph. D. Vice President

G. Randall & Sons, Inc.

Received By:

Robert Sand, CEO

FBEC Worldwide Inc.

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FBEC Worldwide Inc.

Letter of Intent

Attachment 1

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oz - Extra Strength, Hemp Energy Drink - Original Formula

Hemp Juice Energy Shot –

Attachment 1

2oz - Extra Strength, Hemp Energy Drink - Original Formula

Hemp Juice Energy Shot –

•	A two ounce shot made with hemp juice, aloe, sweetened with stevia and agave nectar.
•	Fortified with vital nutrients and amino-acids enriched with a proprietary blend of herbal extracts to deliver a boost of energy and all day focus.

Base Ingredients

•	Hemp Juice
•	Vegetable Glycerine
•	Agave Nectar
•	Aloe Juice
•	Sweetener of Choice

Vital Nutrients & Amino Acids

•	Beta-Carotene (Vitamin A)
•	Caffeine
•	Niacin (Vitamin B3)
•	Thiamine (Vitamin B1)
•	Pantothenic Acid (Vitamin B5)
•	Sodium (Sodium Ascorbate)
•	Biotin (Vitamin B7)
•	Phosphatidylserine

Proprietary Herbal Blend

•	Green Tea Extract (Camellia sinensis)
•	Siberian Ginseng Extract (Eleutheroccoccus senticosus)
•	American Ginseng Root Extract (Panax Ginseng)
•	Chinese Licorice Root Extract (Glycyrrhiza Uranelsis Radix)
•	Ginkgo Biloba Leaf Extract (Ginkgo biloba)
•	Guayusa Leaf Extract (Ilex guayusa)

Other Ingredients : Soy Lecithin, Sodium Benzoate, Natural Flavor

G. Randall & Sons, Inc | 2069 Coast Blvd. Del Mar, CA 92014 | tyler@randallandsonsinc.com | (858) 876.7901

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